EXHIBIT 10.1

SIXTH MODIFICATION TO LOAN AND SECURITY AGREEMENT

This Sixth Modification to Loan and Security Agreemnt (this “Modification”) is entered into by and between TransTech Systems, Inc., a(n) Oregon corporation (“Borrower”) and Capital Source Business Finance Group, a dba of BFI Business Finance, a California corporation (“Lender”) as of this 6th day of December, 2018, at Campbell, California.

RECITALS

A.          Lender and Borrower have previously entered into or are concurrently herewith entering into a Loan and Security Agreement (the “Agreement”) dated December 9, 2008.

B.          Lender and Borrower may have previously executed one or more Modifications to Loan and Security Agreement (the “Previous Modification(s)”).

C.          Borrower has requested, and Lender has agreed, to modify the Agreement as set forth below.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1.          Incorporation by Reference.  The Agreement and the Previous Modification(s), if any, as modified hereby and the Recitals are incorporated herein by this reference.

2.          Effective Date.  The terms of this Modification shall be in full force and effect as of December 12, 2018.

3.          Modification to Agreement.  The Agreement is hereby modified as follows:

a.   The following definition(s) as set forth in “Section 1.1 Definitions.” is(are) hereby amended and restated in its(their) entirety as set forth below:

“Maximum Account Advance” means the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00).

“Maximum Amount” means the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00).

b.   The following Section(s) is(are) hereby amended and restated in its(their) entirety as set forth below:

2.2.3.          Minimum Monthly Interest Payment. means Interest, together with the Administrative Fee payable under this Agreement on a monthly basis, shall not be less than Five Hundred and 00/100 Dollars (500.00) (the “Minimum Monthly Interest Payment”).

10.6.           Extraordinary Transactions and Disposal of Assets.  Borrower shall not enter into any transaction not in the ordinary and usual course of Borrower’s business, including the sale, lease, license, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise (including by means of a division of a legal entity into two or more separate entities, including as contemplated under Section 18-217 of the Delaware Limited Liability Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law), of any of Borrower’s properties or assets (other than sales of Inventory to buyers in the ordinary course of Borrower’s business as currently conducted) except as permitted by this Agreement or the Loan Documents.  Nothing herein shall prohibit Borrower from disposing of worthless or obsolete assets from time to time in the ordinary course of Borrower’s business provided that 1) Borrower shall notify Lender prior to doing so if Borrower is disposing of assets valued at or having a cost greater than Twenty-Five Thousand Dollars ($25,000.00); 2) Lender shall receive all of the proceeds from any sale of such worthless or obsolete assets (which proceeds Lender shall apply toward the repayment of the Obligations); and 3) such assets shall not include Borrower’s customer list or any portion thereof.

4.          Fee.  On December 12, 2018, Borrower agrees to pay a Loan Fee in the amount of Five Hundred  and 00/100 Dollars ($500.00) which sum represents a three (3) month pro-rated portion of the annual fee due.

5.          Legal Effect.  Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

6.          Counterparts.  This Modification may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single original.

7.          Electronic Signature.  This Modification, or a signature page thereto intended to be attached to a copy of this Modification, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a “pdf” file) shall be deemed and treated as an original document.  The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document.  No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Modification.

8.          Integration.  This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof.  All amendments hereto must be in writing and signed by the parties.

9.          Choice of Law; Venue; JURY TRIAL WAIVER.  The terms and provisions of Sections 16 (titled “Choice of Law”), 17 (titled “Venue”) and 18 (titled “JURY TRIAL WAIVER”) of the Agreement shall apply in all respects to this Modification, and the same are incorporated herein by this reference.

IN WITNESS WHEREOF, the parties have executed this Sixth Modification to Loan and Security Agreement as of the date first set forth above.

Capital Source Business Finance Group a dba of BFI Business Finance /s/ Colleen M. Gonia	TransTech Systems, Inc. /s/ Steve Waddle
By: Colleen M. Gonia Its: Vice President	By: Steve Waddle Its: Controller

EXHIBIT A